Exhibit 99.1

DST SYSTEMS, INC. ANNOUNCES COMPLETION OF TRANSACTION

KANSAS CITY, MO. (July 3, 2007) — DST Systems, Inc. (NYSE: DST) announced the completion today by Asurion of the previously announced transaction whereby certain private equity firms now own a significant stake in Asurion.

The information and comments above may include forward-looking statements respecting DST and its businesses. Such information and comments are based on DST’s views as of today, and actual results could differ. There could be a number of factors affecting future results, including those set forth in DST’s latest annual report on Form 10-K or quarterly report on Form 10-Q filed by DST with the Securities and Exchange Commission. All such factors should be considered in evaluating any forward-looking comment. The Company will not update any forward-looking statements in this press release to reflect future events.